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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549




                                  FORM 8-K/A-1




                                 CURRENT REPORT

                       Pursuant to Section 13 or 15 (d) of
                       the Securities Exchange Act of 1934


                Date of Report (Date of earliest event reported):
                     December 27, 2000 (December 21, 2000)



                             PETROQUEST ENERGY, INC.
             (Exact name of registrant as specified in its charter)

                                    Delaware
                            (State of incorporation)


                1-9020                                      72-1440714
        (Commission File Number)                          (IRS Employer
                                                        Identification No.)


       400 E. Kaliste Saloom Road, Suite 3000, Lafayette, Louisiana 70508
              (Address of Registrant's principal executive offices)



        Registrant's telephone number, including area code (337) 232-7028



                                 Not Applicable
          (Former name or former address, if changed since last report)


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ITEM 2.  ACQUISITION OR DISPOSITION OF ASSETS

On December 22, 2000, PetroQuest Energy, Inc. (the "Company") and its subsidiaries, PetroQuest Energy One, L.L.C., a Louisiana limited liability company ("PEO"), and PetroQuest Energy, Inc., a Louisiana company ("PE-LA") (PEO and PE-LA are collectively referred to herein as the "Borrower"), purchased a 62% working interest in Ship Shoal Block 72 Field (the "Ship Shoal Field") in Federal waters of the Gulf of Mexico from Mobil Oil Exploration & Producing Southeast Inc., a subsidiary of Exxon Mobil Corporation, for $5.2 million. The purchase price was funded by proceeds from the subordinated debt facility with EnCap Energy Capital Fund III, L.P. discussed in Item 5 below. An initial 23% working interest in Ship Shoal Field was previously purchased from a private company on October 16, 2000 for $1.57 million and was funded on an interim basis by proceeds from the Borrower's commercial bank revolving credit facility in effect at that time. The Ship Shoal Field represents approximately 14,500 acres covering portions of five offshore blocks. Proved reserves of 8.6
Bcfe (67% natural gas) are attributable to the property, none of which are currently producing. The Company has identified several workover and recompletion opportunities in the Ship Shoal Field which it plans to pursue in the first quarter of 2001.

ITEM 5.  OTHER EVENTS

On December 21, 2000, the Company and the Borrower entered into a $50 million revolving credit facility with Hibernia National Bank. The borrowing base under this reducing revolving line of credit is based upon the valuation of the Borrower's mortgaged properties, projected oil and gas prices, and any other factors deemed relevant by Hibernia National Bank. The initial borrowing base, consisting of two separate facilities, is $15,620,000 and is scheduled for redetermination semi-annually on September 30 and March 31. The borrowing base is also subject to quarterly reductions initially set at $1,320,000 effective March 31, 2001. The borrowing base availability for Facility A is $14,120,000. The Borrower can choose to borrow on the line of credit under Facility A bearing interest at either the prime rate or the Eurodollar rate plus a margin (based on a sliding scale of 1.375% to 2.125% depending on borrowing base usage). Facility A matures on December 31, 2003. The borrowing base availability for Facility B is $1,500,000 and can only be utilized after Facility A is exhausted. The interest rate for Facility B is the prime rate plus 0.5% and matures on December 31, 2001. In addition, the credit facility allows the Borrower to use up to $7,500,000 of the borrowing base for letters of credit for fees of 2% per annum. The credit facility is secured by a mortgage on substantially all of the Borrower's oil and gas properties and a pledge of the membership interests of PE-LA in PEO and all of the membership interests owned now or in the future by the Company in PEO. In addition, the Company agreed to guarantee the indebtedness of the Borrower. The credit facility contains covenants and restrictions common to borrowings of this type, as well as maintenance of certain financial ratios.

At the close of the transaction, $6,000,000 was advanced under the new Hibernia National Bank facility to repay and terminate the Borrower's existing credit facility with Compass Bank. A $1.5 million letter of credit, which expires February 1, 2001, was issued to Koch Energy Trading, Inc. to secure credit exposure associated with certain hedging transactions. Also a $3 million letter of credit, which expires on December 31, 2001, was issued to Underwriters Indemnity, Inc. to secure several plug and abandonment bonds totaling $7.65 million as required by the Minerals Management Service related to Ship Shoal Block 72. The unused portion of this credit facility at January 4, 2001 is $5.12 million.

On December 21, 2000, the Company and the Borrower also entered into a $10 million subordinated bridge facility with EnCap Energy Capital Fund III, L.P., which matures on September 18, 2001, subject to two extensions of thirty days each. Initially, $7,500,000 was drawn on the bridge facility and a $1,000,000 commitment fee was paid to the lender. If the remaining $2,500,000 is drawn on the bridge facility, an additional $200,000 in commitment fees will have to be paid. The loan carries a fixed interest rate of 10%, and is secured by a second mortgage on substantially all of the Borrower's oil and gas properties. In addition, the Company agreed to guarantee the indebtedness of the Borrower. The proceeds from the bridge facility will primarily be used to purchase and develop the interests acquired in Ship Shoal Field discussed in Item 2 above.

The Company has put in place natural gas hedges in the form of costless collars covering 6,000 MMBtu per day for the period of January through December 2001. The following are the volumes and collar ranges:


              Volume                 Nymex                  Nymex
            (MMBtu/d)                Floor                 Ceiling
        ------------------     ------------------     -----------------
              4,000                  $4.00                  $8.90
              2,000                  $4.00                  $9.00


ITEM 7.  FINANCIAL STATEMENT AND EXHIBITS

     (a)      Financial Statement of Business Acquired

     As of the date of this Form 8-K, it is impracticable for the Company to file the required financial statements of the acquired interests. The Company intends to file such required information with the Securities and Exchange Commission as soon as the financial statements become available but in any event not later than seventy-five days after the consummation of the acquisition.

     (b)      Pro Forma Financial Information

     As of the date of this Form 8-K, it is impracticable for the Company to file the required pro forma financial information relating to the acquired interests. The Company intends to file such information concurrently with the filing of the financial statements discussed above, but no later than seventy-five days after the consummation of the acquisition.

     (c)      Exhibits


     10.1 Credit Agreement dated as of December 21, 2000, by and among PetroQuest Energy One, L.L.C., a Louisiana limited liability company, PetroQuest Energy, Inc., a Louisiana corporation, PetroQuest Energy, Inc., a Delaware corporation, and Hibernia National Bank, a national banking association.

     10.2 Credit Agreement made as of December 21, 2000, by and among PetroQuest Energy, Inc., a Louisiana corporation, PetroQuest Energy One, L.L.C., a Louisiana limited liability company, PetroQuest Energy, Inc., a Delaware corporation, and EnCap Energy Capital Fund III, L.P.

     10.3 Revolving Note dated December 21, 2000 in the principal amount of $50,000,000.00 payable to Hibernia National Bank.

     10.4 Promissory Note dated December 21, 2000 in the principal amount of $10,000,000 payable to EnCap Energy Capital Fund III, L.P.

     10.5 Continuing Guaranty made as of December 21, 2000, by PetroQuest Energy, Inc., a Delaware corporation, in favor of Hibernia National Bank.

     10.6 Guaranty made as of December 21, 2000, by PetroQuest Energy, Inc., a Delaware corporation, in favor of EnCap Energy Capital Fund III, L.P.

     10.7 Subordination Agreement effective as of December 21, 2000, by and among Hibernia National Bank, EnCap Energy Capital Fund III, L.P., PetroQuest Energy, Inc., a Louisiana corporation, PetroQuest Energy One, L.L.C., a Louisiana limited liability company, and PetroQuest Energy, Inc., a Delaware corporation.

     99.1  Press Release dated December 22, 2000.

     99.2  Press Release dated December 26, 2000.

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                                    SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



Date:  January 5, 2001                PETROQUEST ENERGY, INC.



                                      By: /s/ Robert R. Brooksher
                                          -------------------------------------
                                      Robert R. Brooksher
                                      Vice President - Corporate Communications


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                               INDEX TO EXHIBITS


Exhibit No.                       Description
-----------                       -----------


   10.1 Credit Agreement dated as of December 21, 2000 by and among PetroQuest Energy One, L.L.C., a Louisiana limited liability company, PetroQuest Energy, Inc., a Louisiana corporation, and PetroQuest Energy, Inc., a Delaware corporation, and Hibernia National Bank, a national banking association.

   10.2 Credit Agreement made as of December 20, 2000, by and among PetroQuest Energy, Inc., a Louisiana corporation, PetroQuest Energy One, L.L.C., a Louisiana limited liability company, PetroQuest Energy, Inc., a Delaware corporation, and EnCap Energy Capital Fund III, L.P.

   10.3 Revolving Note dated December 21, 2000 in the principal amount of $50,000,000.00 payable to Hibernia National Bank.

   10.4 Promissory Note dated December 21, 2000 in the principal amount of $10,000,000 payable to EnCap Energy Capital Fund III, L.P.

   10.5 Continuing Guaranty made as of December 21, 2000, by PetroQuest Energy, Inc., a Delaware corporation, in favor of Hibernia National Bank.

   10.6          Guaranty made as of December 21, 2000, by PetroQuest
                 Energy, Inc., a Delaware corporation, in favor of EnCap Energy Capital Fund III, L.P.

   10.7 Subordination Agreement effective as of December 21, 2000, by and among Hibernia National Bank, EnCap Energy Capital
                 Fund III, L.P., PetroQuest Energy, Inc., a Louisiana corporation, PetroQuest Energy One, L.L.C., a Louisiana limited liability company, and PetroQuest Energy, Inc., a Delaware corporation.

   99.1          Press Release dated December 22, 2000.

   99.2          Press Release dated December 26, 2000.